                                                                     EXHIBIT 4.9

                  First Amendment, dated February 10, 2005, to

                            SECURITYHOLDERS AGREEMENT
                           THL - NORTEK INVESTORS, LLC
                           Dated as of August 27, 2004

      THIS FIRST AMENDMENT, dated as of February 10, 2005 (the "First Amendment"), amends that certain SECURITYHOLDERS AGREEMENT, dated as of August 27, 2004 (the "Original Agreement"), among THL - Nortek Investors, LLC, a Delaware limited liability company (the "Company"), Nortek Holdings, Inc., a Delaware corporation formerly known as THL Buildco Holdings, Inc. ("Holdings"), Thomas H. Lee Equity Fund V, L.P. and the other THL Investors (as defined in the Original Agreement), Putnam Investments Employees' Securities Company I LLC, Putnam Investments Employees' Securities Company II LLC, Putnam Investments Holdings, LLC, Third Party Investors (as defined therein) and Management Securityholders (as defined therein). Capitalized terms used and not otherwise defined in this Amendment are used herein as defined in the Original Agreement. As used herein, the term "this Agreement" means the Original Agreement, as amended by this First Amendment.

      WHEREAS, the Securityholders entered into the Original Agreement in August 2004 and the transactions contemplated by the first recital to the Original Agreement were completed;

      WHEREAS, the Company, Holdings and the Securityholders now want to effect a recapitalization transaction pursuant to which: (i) the Company will transfer to NTK Holdings, Inc., a new Delaware corporation ("NTK Holdings") all of the outstanding shares of Holdings in exchange for the issuance to the Company of shares of the common stock of NTK Holdings, as a result of which exchange NTK Holdings will become a wholly-owned subsidiary of the Company and Holdings will become a wholly-owned subsidiary of NTK Holdings, and (ii) NTK Holdings will issue and sell certain discount notes, it being contemplated that a portion of the proceeds from such issuance will be used to pay a dividend to the Company which, in turn, will make a distribution to its members; and

      WHEREAS, the Securityholders and NTK Holdings believe it to be in their respective best interests and in the best interests of the Company that they enter into this Amendment so that the terms of the Original Agreement will continue (adjusted appropriately to reflect the interposition of NTK Holdings as a new intermediate holding company) to provide certain rights and restrictions with respect to the Securities owned by them or their permitted transferees;

      NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:

      1. Joinder of NTK Holdings. By the execution of this Amendment, NTK Holdings becomes and is made a party to this Agreement.

      2. Changes to Section 1.1.

            (a) Section 1.1(a) of the Original Agreement is amended as follows:

                  (i) The phrase "employees of Holdings or its subsidiaries" is hereby deleted and replaced with the phrase "employees of NTK Holdings or its subsidiaries"; and

                  (ii) The phrase "merges, of Holdings or any of their
            subsidiaries" is hereby deleted and replaced with the phrase "merges, of NTK Holdings or any of their subsidiaries".

            (b) Section 1.1(c) of the Original Agreement is amended by deleting the phrase "common stock of Holdings" and substituting therefor the phrase "common stock of NTK Holdings".

      3. Global Change of "Holdings Stock" to "NTK Holdings Stock".

            (a) All references in the Original Agreement to "Holdings Stock" (including those in clause (ii) of the first sentence of Section 6.4 of the Original Agreement and in clause (ii) of the first sentence of Section
      7.1 of the Original Agreement) are deleted and replaced with references to "NTK Holdings Stock".

            (b) The corresponding change is made in the definitions section (Section 11.1) so that:

                  (i) The term "Holdings Stock" and related definition are
            deleted and replaced (in the appropriate alphabetical order) with the following: "The term `NTK Holdings Stock' means shares of common stock of NTK Holdings that are distributed by the Company to the Securityholders";

                  (ii) In clause (ii) of the definition of Common Stock the word
            "NTK" is hereby inserted immediately prior to the words "Holdings Stock"; and

                  (iii) In clause (c) of the definition of each of the terms
            Management Securities, Third Party Investor Securities and THL Securities, the phrase "securities of the Company, Holdings or" is deleted and replaced, in each case, with the phrase "securities of the Company, NTK Holdings or".

            (c) Section 7.1 of the Original Agreement is hereby further amended by deleting the phrase "and Holdings, in the case of clause (ii) above" and replacing it with the phrase "and NTK Holdings, in the case of clause
      (ii) above".

            (d) References in Exhibit A to the Original Agreement (the form or Registration Rights Agreement) to "Nortek Holdings, Inc." (including references thereto in the preamble and signature blocks of that form agreement) will be deemed to be references to "NTK Holdings, Inc."

      4. Change to Subsection 8.2(i). Paragraph (i) of Section 8.2 is amended by deleting the phrase "each of Holdings and Nortek, Inc." and substituting therefor the phrase "each of NTK Holdings, Holdings and Nortek, Inc."

      5. Additional Definitions. Section 11.1 is further amended by adding the following additional definitions:

            (a) "`First Amendment' means the first amendment, dated February 10, 2005, to this Agreement."

            (b) "`NTK Holdings' means NTK Holdings, Inc., a Delaware corporation and, as of the date of the First Amendment, the holder of all of the outstanding common stock of Holdings."

      6. Additional Provisions.

            (a) Effectiveness. This Amendment will take effect from and as of the time of the exchange of shares described in the recitals of this First Amendment. The undersigned acknowledge, agree and confirm that their execution of this Amendment is sufficient to cause this Amendment to take effect and to be binding upon both them and the other Securityholders, and constitutes all consents and approvals required under Sections 11.7 and
      11.5 of the Original Agreement.

            (b) Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

            (c) Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware applicable to agreements signed and to be performed in that state, without giving effect to any choice of law principles thereof that would cause application of the laws of another jurisdiction.

            (d) Jurisdiction, Severability, Interpretation, etc. The provisions of Sections 11.13 and 11.14 of the Original Agreement are incorporated into this Amendment by reference and apply to this Amendment to the same extent as they would if set forth in full herein.

            (e) Headings; Execution in Counterparts. The headings and captions contained herein are for convenience and shall not control or affect the meaning or construction of any provision hereof. This Amendment may be executed in any number of counterparts (or by the parties in separate counterparts), each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    THL-NORTEK INVESTORS, LLC


                                    By: /s/ Kevin Donnelly
                                    ______________________________________
                                    Name: Kevin Donnelly
                                    Title: Secretary


                                    NORTEK HOLDINGS, INC.
                                    (f/k/a THL Buildco Holdings, Inc.)


                                    By: /s/ Kevin Donnelly
                                    _______________________________________
                                    Name: Kevin Donnelly
                                    Title: Vice President, General Counsel and
                                    Secretary

                                    NTK HOLDINGS, INC.


                                    By: /s/ Kevin Donnelly
                                     ________________________________________
                                    Name: Kevin Donnelly
                                    Title: Vice President, General Counsel and
                                    Secretary

        [SIGNATURE PAGE TO FIRST AMENDMENT TO SECURITYHOLDERS AGREEMENT]

                                    THOMAS H. LEE EQUITY FUND V, L.P.

                                    By:  THL Equity Advisors V, LLC, its general
                                         partners

                                    By:  Thomas H. Lee Partners, L.P., its sole
                                         member

                                    By:  Thomas H. Lee Advisors LLC, its general
                                         partner

                                    By: /s/ Anthony J. DiNovi
                                       _________________________________________
                                       Name: Anthony J. DiNovi
                                       Title: Managing Director



                                    THOMAS H. LEE PARALLEL FUND V, L.P.

                                    By:  THL Equity Advisors V, LLC, its general
                                         partner

                                    By:  Thomas H. Lee Partners, L.P., its sole
                                         member

                                    By:  Thomas H. Lee Advisors LLC, its general
                                         partner

                                    By: /s/ Anthony J. DiNovi
                                       _________________________________________
                                       Name: Anthony J. DiNovi
                                       Title: Managing Director

        [SIGNATURE PAGE TO FIRST AMENDMENT TO SECURITYHOLDERS AGREEMENT]

                                    THOMAS H. LEE EQUITY (CAYMAN)
                                        FUND V, L.P.

                                    By:  THL Equity Advisors V, LLC, its general
                                         partner

                                    By:  Thomas H. Lee Partners, L.P., its sole
                                         member

                                    By:  Thomas H. Lee Advisors LLC, its general
                                         partner

                                    By: /s/ Anthony J. DiNovi
                                       _________________________________________
                                       Name: Anthony J. DiNovi
                                       Title: Managing Director

                                    1997 THOMAS H. LEE NOMINEE TRUST

                                    By:  US Bank, N.A., not personally, but
                                         solely as Trustee under the 1997
                                         Thomas H. Lee Nominee Trust


                                    By: ________________________________________
                                        Name:
                                        Title:

                                    THOMAS H. LEE INVESTORS LIMITED
                                    PARTNERSHIP

                                    By:  THL Investment Management Corp., its
                                         general partner

                                       By: /s/ Thomas H. Lee
                                       ______________________________________
                                       Name: Thomas H. Lee
                                       Title: Chief Executive Officer

        [SIGNATURE PAGE TO FIRST AMENDMENT TO SECURITYHOLDERS AGREEMENT]

                                    PUTNAM INVESTMENTS EMPLOYEES'
                                    SECURITIES COMPANY I LLC

                                    By:  Putnam Investments Holdings, LLC, its
                                         managing member

                                    By:  Putnam Investments, LLC, its managing
                                         member


                                    By:_________________________________________
                                       Name:
                                       Title:


                                    PUTNAM INVESTMENTS EMPLOYEES'
                                    SECURITIES COMPANY II LLC

                                    By:  Putnam Investments Holdings, LLC, its
                                         managing member

                                    By:  Putnam Investments, LLC, its managing
                                         member


                                    By:_________________________________________
                                       Name:
                                       Title:


                                    PUTNAM INVESTMENTS HOLDINGS, LLC

                                    By:  Putnam Investments, LLC, its managing
                                         member


                                    By:_________________________________________
                                       Name:
                                       Title:

        [SIGNATURE PAGE TO FIRST AMENDMENT TO SECURITYHOLDERS AGREEMENT]

                              THIRD PARTY INVESTORS

                                    RGIP, LLC

                                    By: /s/ Douglass N. Ellis, Jr.
                                       _________________________________________
                                       Name: Douglass N. Ellis, Jr.
                                       Title: Managing Member

        [SIGNATURE PAGE TO FIRST AMENDMENT TO SECURITYHOLDERS AGREEMENT]

                           MANAGEMENT SECURITYHOLDERS

        /s/ Richard Bready                        /s/ Jeffrey Bloomberg
___________________________________          ___________________________________
    Richard Bready, individually               Jeffrey Bloomberg, individually



      /s/ Michael Botelho                         /s/ Joseph Cianciolo
___________________________________          ___________________________________
   Michael Botelho, individually               Joseph Cianciolo, individually



       /s/ Edward Cooney                           /s/ Kevin Donnelly
___________________________________          ___________________________________
    Edward Cooney, individually                  Kevin Donnelly, individually



        /s/ Bruce Fleming                            /s/ Almon Hall
___________________________________          ___________________________________
    Bruce Fleming, individually                    Almon Hall, individually


          /s/ David Hiley                           /s/ Jeremy Burkhardt
___________________________________          ___________________________________
     David Hiley, individually                 Jeremy Burkhardt, individually


        [SIGNATURE PAGE TO FIRST AMENDMENT TO SECURITYHOLDERS AGREEMENT]